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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-      ) of our report dated February 16, 2001 relating to the consolidated financial statements, which appears in IHOP Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Los Angeles, California
September 28, 2001

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CONSENT OF INDEPENDENT ACCOUNTANT